Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K. Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the business of MIC and its subsidiaries prior to Closing, which will be the business of New MIC and its subsidiaries following Closing.

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Merger. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

Introduction

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives effect to the Merger as if it was completed on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 give pro forma effect to the Merger as if it was completed on January 1, 2022. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Merger taken place on June 30, 2023, nor is it indicative of the financial condition of the combined company as of any future date. These unaudited pro forma financial statements do not include the impact of any synergies that may be achieved through the transactions nor any strategies that management may consider in order to continue to efficiently manage its operations. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and is for informational purposes only. It is subject to several uncertainties and assumptions as described in the accompanying notes.

Company Descriptions

MIC was a Maryland corporation formed on May 4, 2015 that focused, and New MIC now focuses, on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States. MIC targeted, and New MIC now targets, both parking garage and surface lot properties primarily in top 50 MSAs, with proximity to key demand drivers, such as commerce, events and venues, government and institutions, hospitality and multifamily central business districts.

FWAC was incorporated as a Cayman Islands exempted company on February 19, 2021 (inception). FWAC was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. FWAC was, and New MIC now is, an early stage and emerging growth company and, as such, FWAC was, and New MIC now is, subject to all of the risk associated with early stage and emerging growth companies.

Merger Description

The Merger was accounted for as a reverse recapitalization in accordance with GAAP, with MIC identified as the accounting acquirer, in accordance with FASB ASC 805. Accordingly, for accounting purposes, the financial statements of New MIC represent a continuation of the financial statements of MIC with the acquisition being treated as the equivalent of MIC issuing stock for the net assets of FWAC. The net assets of MIC are stated at historical cost, with no goodwill or other intangible assets recorded.

The identification of MIC as the accounting acquirer is based primarily on evaluation of the following facts and circumstances, which are consistent under a number of scenarios in generating net proceeds from the Merger:

•

Following the Merger, the business affairs of New MIC are controlled by a board of directors that initially consist of eight individuals, seven of which were board members of MIC and one that was designated by FWAC.

•	Following the Merger, the management of New MIC is led by MIC’s Chief Executive Officer, Manuel Chavez, III, and Chief Financial Officer, Stephanie Hogue.

•	MIC is significantly larger than FWAC in terms of revenue, total assets (excluding cash) and employees.

The following unaudited pro forma financial information sets forth:

•

The historical consolidated balance sheet as of June 30, 2023 and consolidated statement of operations for the year ended June 30, 2023, derived from the unaudited consolidated financial statements of MIC;

•

The historical consolidated balance sheet as of June 30, 2023 and consolidated statement of operations for the year ended June 30, 2023, derived from the unaudited consolidated financial statements of FWAC;

•

Transaction accounting adjustments to give effect to the Merger, on the unaudited pro forma condensed combined statements of operations for the six-months ended June 30, 2023 and year ended December 31, 2022, as if the Merger occurred on January 1, 2022.

The following summarizes the pro forma ownership of common stock in New MIC and the pro forma ownership of New MIC Common Stock assuming the conversion of (i) 100% of the Common Units outstanding at the Merger for shares of New MIC Common Stock and (ii) 14,530 LTIP Units held by the non-management members of the MIC board of directors and Shawn Nelson (who retired from the MIC board of directors effective December 31, 2022) following the Merger:

Excluding PIPE Investment:

Share Ownership in New MIC(1)(10)
(Percentage of Outstanding Shares)
FWAC Shareholders (other than the Sponsor and FWAC Directors)	3%
Sponsor (including FWAC Directors)(5)	8%
MIC Public Stockholders (other than the MIC Directors and Officers)	59%
MIC Directors and Officers(6)	30%

Total	100%

Share Ownership in New MIC Assuming Conversion of Common Units(2)(11)
(Percentage of Outstanding Shares)
FWAC Shareholders (other than the Sponsor and FWAC Directors)	2%
Sponsor (including FWAC Directors)(5)	4%
MIC Public Stockholders (other than the MIC Directors and Officers)	29%
MIC Directors and Officers(7)	66%

Total	100%

Including PIPE Investment:

Share Ownership in New MIC(3)(10)
(Percentage of Outstanding Shares)
FWAC Shareholders (other than the Sponsor and FWAC Directors)	1%
Sponsor (including FWAC Directors)(5)	4%
MIC Public Stockholders (other than the MIC Directors and Officers)	29%
MIC Directors and Officers (including Preferred PIPE Investment)(8)	66%

Total	100%

Share Ownership in New MIC Assuming Conversion of Common Units(4)(11)
(Percentage of Outstanding Shares)
FWAC Shareholders (other than the Sponsor and FWAC Directors)	1%
Sponsor (including FWAC Directors)(5)	2%
MIC Public Stockholders (other than the MIC Directors and Officers)	19%
MIC Directors and Officers (including Preferred PIPE Investment)(9)	77%

Total	100%

(1)

As of immediately following the consummation of the Merger. Excludes 13,787,466 shares of New MIC Common Stock issuable upon the conversion of the Series 2 Preferred Stock on the earlier of a change of control of New MIC and December 31, 2023 in accordance with the Preferred Subscription Agreement and the terms of the Series 2 Preferred Stock. Percentages may not add to 100% due to rounding. Unless the context indicates otherwise, all information in this section is adjusted to give effect to the Exchange Ratio. The “Exchange Ratio” is the quotient of (a) 25,453,918.5 shares of New MIC Common Stock divided by (b) the aggregate issued and outstanding shares of MIC Common Stock on a fully diluted basis as of immediately prior to the First Effective Time using the treasury method of accounting.

(2)

As of immediately following the consummation of the Merger. Excludes 13,787,466 shares of New MIC Common Stock issuable upon the conversion of the Series 2 Preferred Stock on the earlier of a change of control of New MIC and December 31, 2023 in accordance with the Preferred Subscription Agreement and the terms of the Series 2 Preferred Stock. Assumes the conversion of 13,795,826 Common Units beneficially owned by Color Up and HS3 and 14,530 LTIP Units held by the non-management members of the MIC board of directors and Shawn Nelson (who retired from the MIC board of directors effective December 31, 2022), in each case, as of the date of this Report (in each case, as adjusted to give effect to the Exchange Ratio). The Common Units are redeemable for cash or shares of New MIC Common Stock on a one-for-one basis, at New MIC’s discretion. The table above assumes the conversion of all Common Units into shares of New MIC Common Stock on a one-for-one basis. Percentages may not add to 100% due to rounding. Unless the context indicates otherwise, all information in this section is adjusted to give effect to the Exchange Ratio.

(3)

As of immediately following the consummation of the Merger, but gives effect to the conversion of the Series 2 Preferred Stock into shares of New MIC Common Stock on the earlier of a change of control of New MIC and December 31, 2023. Percentages may not add to 100% due to rounding. Unless the context indicates otherwise, all information in this section is adjusted to give effect to the Exchange Ratio.

(4)

As of immediately following the consummation of the Merger, but gives effect to the conversion of the Series 2 Preferred Stock into shares of New MIC Common Stock on the earlier of a change of control of New MIC and December 31, 2023. Assumes the conversion of 13,795,826 Common Units beneficially owned by Color Up and HS3 and 14,530 LTIP Units held by the non-management members of the MIC board of directors and Shawn Nelson (who retired from the MIC board of directors effective December 31, 2022), in each case, as of the date of this Report (in each case, as adjusted to give effect to the Exchange Ratio). The Common Units are redeemable for cash or shares of New MIC Common Stock on a one-for-one basis, at New MIC’s discretion. The table above assumes the conversion of all Common Units into shares of MIC Common Stock on a one-for-one basis. Percentages may not add to 100% due to rounding. Unless the context indicates otherwise, all information in this section is adjusted to give effect to the Exchange Ratio.

(5)

Gives effect to the cancellation for no consideration of 4,755,000 FWAC Class B Shares held by the Sponsor in accordance with the terms of the Sponsor Agreement and excludes the 1,900,000 FWAC Class B held by the Sponsor which are subject to certain vesting restrictions and, in certain circumstances, forfeiture, in each case pursuant to the Sponsor Agreement.

(6)	Includes 3,937,247 shares of New MIC Common Stock held by Color Up.
(7)

Includes 3,937,247 shares of New MIC Common Stock held by Color Up. Excludes (i) 638,298 shares of New MIC Common Stock issuable upon conversion of Common Units issuable upon the exercise of Class A Units held by HS3, (ii) 2,250,000 shares of New MIC Common Stock issuable upon conversion of 2,250,000 Common Units issuable upon conversion (assuming vesting) of 2,250,000 Performance Units granted to Mr. Chavez and Ms. Hogue, (iii) 606,683 shares of New MIC Common Stock issuable upon conversion of 606,683 Common Units issuable upon conversion (assuming vesting) of 606,683 LTIP Units granted to Mr. Chavez and Ms. Hogue and (iv) 32,010 shares of New MIC Common Stock issuable upon conversion of 32,010 Common Units issuable upon the conversion (assuming vesting) of 32,010 LTIP Units granted to the non-management members of the MIC board of directors.

(8)

Includes 3,937,247 shares of New MIC Common Stock held by Color Up and 13,787,466 shares of New MIC Common Stock issuable upon the conversion of the Series 2 Preferred Stock on the earlier of a change of control of New MIC and December 31, 2023 in accordance with the Preferred Subscription Agreement and the terms of the Series 2 Preferred Stock. Shares of New MIC Common Stock issuable pursuant to the terms of the Series 2 Preferred Stock, assuming there are no subsequent issuances of New MIC Common Stock prior to conversion and as measured on a standalone basis, will constitute approximately 51% of New MIC Common Stock (assuming 100% of the outstanding FWAC Class A Shares issued in connection with FWAC’s initial public offering on May 27, 2021 (the “Public Shares”) are redeemed in connection with the Merger) and 52% of New MIC Common Stock (assuming no Public Shares are redeemed in connection with the Merger).

(9)

Includes 3,937,247 shares of New MIC Common Stock held by Color Up and 13,787,466 shares of New MIC Common Stock issuable upon the conversion of the Series 2 Preferred Stock on the earlier of a change of control of New MIC and December 31, 2023 in accordance with the Preferred Subscription Agreement and the terms of the Series 2 Preferred Stock. Shares of New MIC Common Stock issuable pursuant to the Series 2 Preferred Stock, assuming there are no subsequent issuances of New MIC Common Stock prior to conversion and as measured on a standalone basis, will constitute approximately 34% of the New MIC Common Stock. Excludes (i) 638,298 shares of New MIC Common Stock issuable upon conversion of Common Units issuable upon the exercise of Class A Units held by HS3, (ii) 2,250,000 shares of New MIC Common Stock issuable upon conversion of 2,250,000 Common Units issuable upon conversion (assuming vesting) of 2,250,000 Performance Units granted to Mr. Chavez and Ms. Hogue and (iii) 606,683 shares of New MIC Common Stock issuable upon conversion of 606,683 Common Units issuable upon conversion (assuming vesting) of 606,683 LTIP Units granted to Mr. Chavez and Ms. Hogue and (iv) 32,010 shares of New MIC Common Stock issuable upon conversion of 32,010 Common Units issuable upon the conversion (assuming vesting) of 32,010 LTIP Units granted to the non-management members of the MIC Board.

(10)

Excludes (i) 2,553,192 shares of New MIC Common Stock issuable upon the exercise of the New MIC Warrant and (ii) any shares of MIC Common Stock issued in connection with the conversion or redemption of the MIC Preferred Stock. The New MIC Warrant, by its terms, may be exercised by Color Up, the sole holder of the New MIC Warrant, immediately following the Closing. Color Up has informed MIC that it currently does not expect to exercise the New MIC Warrant in connection with the closing of the Merger; however, Color Up retains the legal right to exercise the New MIC Warrant following the Closing.

(11)

Excludes (i) 2,553,192 shares of New MIC Common Stock issuable upon the exercise of the New MIC Warrant, (ii) 638,298 shares of New MIC Common Stock issuable upon conversion of 638,298 Common Units issuable upon exercise of 638,298 Class A Units held by HS3, (iii) 2,250,000 shares of New MIC Common Stock issuable upon conversion of 2,250,000 Common Units issuable upon conversion (assuming vesting) of 2,250,000 Performance Units granted to Mr. Chavez and Ms. Hogue, (iv) 606,683 shares of New MIC Common Stock issuable upon conversion of 606,683 Common Units issuable upon conversion (assuming vesting) of 606,683 LTIP Units granted to Mr. Chavez and Ms. Hogue, (v) any shares of MIC Common Stock issued in connection with the redemption of the MIC Preferred Stock and (vi) 39,123 LTIP Units held by the non-management directors and Shawn Nelson (who retired from the MIC board of directors effective as of December 31, 2022). In connection with the conversion of the MIC Preferred Stock by the holders thereof or the redemption of the New MIC Preferred Stock by MIC, in each case, such shares of New MIC Preferred Stock may be converted or redeemed by New MIC for cash or shares of New MIC Common Stock at the sole election of New MIC. The New MIC Warrant, by its terms, may be exercised by Color Up, the sole holder of the New MIC Warrant, immediately following the Closing. Color Up has informed New MIC that it currently does not expect to exercise the New MIC Warrant in connection with the closing of the Merger; however, Color Up retains the legal right to exercise the New MIC Warrant following the Closing.

This unaudited pro forma financial information should be read in conjunction with:

•	MIC’s unaudited consolidated interim financial statements and the related notes thereto as of and for the six-months ended June 30, 2023, incorporated by reference in this Report;

•	MIC’s audited consolidated financial statements and the related notes thereto as of and for the years ended December 31, 2022 and 2021, incorporated by reference in this Report;

•	FWAC’s unaudited consolidated interim financial statements and the related notes thereto as of and for the three-months ended June 30, 2023, incorporated by reference in this Report; and

•

FWAC’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2022 and for the period from February 19, 2021 (inception) through December 31, 2021, incorporated by reference in this Report.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2023

(amounts in thousands, except per share data)

	MIC (Historical)	FWAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Investments in real estate
Land and improvements	166,225	—	—		166,225
Buildings and improvements	272,916	—	—		272,916
Construction in progress	1,420	—	—		1,420
Intangible assets	10,131	—	—		10,131

	450,692	—	—		450,692
Accumulated depreciation and amortization	(35,295)	—	—		(35,295)

Total investments in real estate, net	415,397	—	—		415,397

Fixed assets, net	200	—	—		200
Assets held for sale	—	—	—		—
Cash	2,029	55	4,769	(a)	23,746
			(13,420	)(b)
			—	(n)
			(470	)(d)
			(15,000	)(e)
			46,000	(l)
			(217	)(a)
Cash – restricted	4,144	—	—		4,144
Prepaid expenses	348	87	—		435
Accounts receivable, net	1,941	—	—		1,941
Due from related parties	—	—	—		—
Deferred offering costs	5,109	—	(5,109	)(c)	—
Other assets	218	—	—		218
Investments held in Trust Account	—	4,769	(4,769	)(a)	—

Total assets	429,386	4,910	11,784		446,080

LIABILITIES AND EQUITY
Liabilities
Notes payable, net	145,675	—	—		145,675
Credit Agreement, net	73,120	—	(15,000	)(e)	58,120
Accounts payable and accrued expenses	16,036	3,729	—		25,281
			(9,127	)(b)
			14,643	(k)
Accrued preferred distributions	10,005	—	—	(d)	14,605
			4,600	(l)
Indemnification liability	2,596	—	—		2,596
Liabilities held for sale	—	—	—		—
Security deposits	166	—	—		166
Due to related parties	470	—	(470	)(d)	—
Deferred revenue	486	—	—		486
Deferred underwriting commissions	—	—	—		—

Total liabilities	248,554	3,729	(5,354)		246,929

Class A ordinary shares subject to possible redemption, $0.0001 par value; 27,500,000 at redemption value of approximately $10.033 and $10.000 per share as of December 31, 2022	—	4,769	(4,769	)(g)	—
Equity
New MIC common stock, $0.0001 par value	—	—	0	(g)	1
			1	(h)
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of December 31, 2022	—	—	—		—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 907,000 shares issued and outstanding (excluding 27,500,000 shares subject to possible redemption) as of December 31, 2022	—	0	(0	)(g)	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,875,000 shares issued and outstanding as of December 31, 2022	—	1	(1	)(g)	—
Preferred stock Series A, $0.0001 par value, 50,000 shares authorized, 2,862 shares issued and outstanding (stated liquidation value of $2,862,000 as of December 31, 2022)	—	—	—		—
Preferred stock Series 1, $0.0001 par value, 97,000 shares authorized, 39,811 shares issued and outstanding (stated liquidation value of $39,811,000 as of December 31, 2022)	—	—	—		—
Preferred stock Series 2, $0.0001 par value, 46,000 shares authorized, 46,000 shares issued and outstanding (stated liquidation value of $46,000,000)	—	—	46,000	(l)	46,000
Non-voting, non-participating convertible stock, $0.0001 par value, 1,000 shares authorized, no shares issued and outstanding	—	—	—		—
Common stock, $0.0001 par value, 98,999,000 shares authorized, 7,762,375 shares issued and outstanding as of December 31, 2022	0	—	—	(h)	—
Warrants issued and outstanding – 1,702,128 warrants as of December 31, 2022	3,319	—	—		3,319
Additional paid-in capital	191,676	—	(4,293	)(b)	155,401
			4,769	(g)
			(1	)(h)
			(13,193	)(i)
			(217	)(a)
			(3,588	)(j)
			(14,643	)(k)
			(5,109	)(c)
Accumulated deficit	(112,433)	(3,588)	6,912	(i)	(110,121)
			(4,600	)(l)
			3,588	(j)

Total Mobile Infrastructure Corporation Stockholders’ Equity	82,562	(3,588)	15,626		94,600
Non-controlling interest	98,270	—	6,281	(i)	104,551

Total equity	180,832	(3,588)	21,907		199,151

Total liabilities and equity	429,386	4,910	11,784		446,080

Unaudited Pro Forma Condensed Consolidated Statements of Income and Comprehensive Income

For the Six Months Ended June 30, 2023

(amounts in thousands, except per share data)

	MIC (Historical)	FWAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues
Base rental income	4,031	—	—		4,031
Management income	—	—	—		—
Percentage rental income	10,286	—	—		10,286

Total revenues	14,317	—	—		14,317
Operating expenses
Property taxes	3,498	—	—		3,498
Property operating expense	1,051	—	—		1,051
General and administrative	5,063	2,381	—		7,444
General and administrative - related party	—	105	—		105
Professional fees, net of reimbursement of insurance proceeds	795	—	—		795
Organizational, offering and other costs	117	—	—		117
Depreciation and amortization	4,256	—	—		4,256

Total operating expenses	14,780	2,486	—		17,266

Other income (expense)
Interest expense	(7,276)	—	596	(bb)	(6,680)
Gain on sale of real estate	660	—	—		660
PPP loan forgiveness	—	—	—		—
Other income	30	—	—		30
Gain on consolidation of DST	—	—	—		—
Settlement of deferred management internalization	—	—	—		—
Income from investments held in Trust Account	—	5,600	(5,600	)(aa)	—
Transaction expenses	—	—	—		—

Total other income (expense)	(6,586)	5,600	(5,004)		(5,990)
Net loss	(7,049)	3,114	(5,004)		(8,939)
Less net loss attributable to non-controlling interest	(3,784)	—	(803	)(cc)	(4,587)

Net loss attributable to common stockholders	(3,265)	3,114	(4,201)		(4,352)

Preferred stock distributions declared - Series A	(108)	—	—		(108)
Preferred stock distributions declared - Series 1	(1,392)	—	—		(1,392)
Preferred stock dividends - Series 2	—	—	—		—

Net loss attributable to common stockholders	(4,765)	3,114	(4,201)		(5,852)
Pro Forma Net Loss Per New MIC common stock
Basic and diluted					(0.45)
Pro Forma Weighted-Average New MIC common stock
Basic and diluted (#)					13,089,848

Unaudited Pro Forma Condensed Consolidated Statements of Income and Comprehensive Income

For the Year Ended December 31, 2022

(amounts in thousands, except per share data)

	MIC (Historical)	FWAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues
Base rental income	8,345	—	—		8,345
Management income	427	—	—		427
Percentage rental income	20,329	—	—		20,329

Total revenues	29,101	—	—		29,101
Operating expenses
Property taxes	6,885	—	—		6,885
Property operating expense	2,947	—	—		2,947
General and administrative	8,535	2,452	4,085	(dd)	15,072
General and administrative - related party	—	210	—		210
Professional fees, net of reimbursement of insurance proceeds	2,690	—	—		2,690
Organizational, offering and other costs	5,592	—	—		5,592
Depreciation and amortization	8,248	—	—		8,248

Total operating expenses	34,897	2,662	4,085		41,644

Other income (expense)
Interest expense	(12,912)	—	829	(bb)	(12,083)
Loss on sale of real estate	(52)	—	—		(52)
PPP loan forgiveness	328	—	—		328
Other income	106	—	—		106
Gain on consolidation of DST	—	—	—		—
Settlement of deferred management internalization	—	—	—		—
Income from investments held in Trust Account	—	2,937	(2,937	)(aa)	—
Transaction expenses	—	—	—		—

Total other income (expense)	(12,530)	2,937	(2,108)		(11,701)
Net loss	(18,326)	275	(6,193)		(24,244)
Less net loss attributable to non-controlling interest	(10,207)	—	(2,233	)(cc)	(12,440)

Net loss attributable to common stockholders	(8,119)	275	(3,959)		(11,804)

Preferred stock distributions declared - Series A	(216)	—	—		(216)
Preferred stock distributions declared - Series 1	(2,784)	—	—		(2,784)
Preferred stock dividends - Series 2	—	—	(4,600	)(ee)	(4,600)

Net loss attributable to common stockholders	(11,119)	275	(8,559)		(19,404)
Pro Forma Net Loss Per New MIC common stock
Basic and diluted					(1.48)
Pro Forma Weighted-Average New MIC common stock
Basic and diluted (#)					13,089,848

NOTE 1 — DESCRIPTION OF THE MERGER

Subject to the terms of the Merger Agreement, the consideration for the Merger is funded through a combination of cash from FWAC, proceeds from the PIPE Investment and rollover equity from the MIC stockholders. As a result of the Merger, MIC stockholders collectively hold a majority of the equity of New MIC. The Merger is structured as a customary Up-C transaction, whereby New MIC directly or indirectly owns equity in the Operating Company and holds direct voting rights in the Operating Company. Pursuant to and in connection with the Merger, the following transactions have occurred:

The Domestication

Pursuant to the Merger Agreement, prior to the consummation of the Merger FWAC transferred by way of continuation from the Cayman Islands to the State of Maryland and domesticated by means of a corporate conversion to a Maryland corporation in accordance with Title 3, Subtitle 9 of the Maryland General Corporation Law, and Part XII of the Cayman Islands Companies Act. Concurrently with the Domestication, FWAC filed articles of incorporation with the Maryland State Department of Assessments and Taxation and adopted bylaws.

At the effective time of the Domestication, (a) each then issued and outstanding FWAC Class A Share converted automatically, on a one-for-one basis, into one share of New MIC Common Stock and (b) each then issued and outstanding FWAC Class B Share converted automatically, on a one-for-one basis, into one share of New MIC Common Stock.

The Conversion

Pursuant to the Merger Agreement, concurrently with the consummation of the Merger, the Operating Partnership converted from a Maryland limited partnership to a Delaware limited liability company. In connection with the Conversion, each outstanding unit of partnership interest of the Operating Partnership converted automatically, on a one-for-one basis, into an equal number of identical membership units of the Operating Company.

The Merger

Following the Domestication, (a) Merger Sub (a wholly-owned subsidiary of FWAC) merged with and into MIC in accordance with the Maryland General Corporation Law, with MIC continuing as the surviving entity and (b) immediately following the effectiveness of the First Merger, the First-Step Surviving Company merged with and into FWAC in accordance with the Maryland General Corporation Law, with FWAC continuing as the surviving entity.

Merger Consideration

Consideration; Conversion of Securities

•

Each share of MIC Common Stock (excluding shares owned by any Mobile Company) issued and outstanding immediately prior to the First Effective Time was converted into the right to receive such number of shares of New MIC Common Stock equal to the Exchange Ratio and was automatically cancelled;

•

Each share of MIC Preferred Stock issued and outstanding immediately prior to the First Effective Time was converted into the right to receive the applicable New MIC Series 1 Preferred Stock or New MIC Series A Preferred Stock and was automatically cancelled; and

•

The First-Step Surviving Company assumed each MIC Common Stock Warrant remaining outstanding and unexpired immediately prior to the First Effective Time and each such MIC Common Stock Warrant became a warrant to purchase that number of shares of New MIC Common Stock equal to the product of (a) the number of shares of MIC Common Stock that would have been issuable upon the exercise of such MIC Common Stock Warrant and (b) the Exchange Ratio, at an exercise price per share equal to the quotient determined by dividing the per share exercise price of such MIC Common Stock Warrant as of immediately prior to the Closing by the Exchange Ratio.

Additional LTIP Consideration

Certain individuals shall be entitled to receive restricted stock, units or other equity interests in MIC or the Operating Company in such amounts as determined by the compensation committee of the MIC board of directors, to be issued by New MIC or the Operating Company, as applicable, as soon as reasonably practicable after the filing of an effective registration statement on Form S-8.

PIPE Investment

On June 15, 2023, the Preferred PIPE Investors each entered into a Preferred Subscription Agreement with FWAC pursuant to which, among other things, the Preferred PIPE Investors agreed to subscribe for and purchase, and FWAC agreed to issue and sell to the Preferred PIPE Investors, a total of 46,000 shares of Series 2 Preferred Stock at $1,000 per share for an aggregate purchase price of $46,000,000, on the terms and subject to the conditions set forth therein. On the earlier of (a) a change of control of New MIC and (b) thirty (30) days after the date that the New MIC Common Stock first becomes listed on Nasdaq or the NYSE; provided that (x) there has been no suspension or removal from listing during such thirty (30)-day period and (y) such date shall, in no case, occur prior to December 31, 2023, the Series 2 Preferred Stock will convert into approximately 12,534,060 shares of New MIC Common Stock. The Series 2 Preferred Stock is entitled to receive dividends at a cumulative annual rate of 10% during the period between the initial issuance of such shares and the conversion thereof into shares of New MIC Common Stock; provided that if the date of distribution occurs prior to the first anniversary of the original date of issuance of such share, the holder of such share of Series 2 Preferred Stock shall receive dividends at a cumulative annual rate of 10% of the $1,000.00 per share liquidation preference for a period of one year, and will be paid in full on the conversion date. Dividends will be paid in kind and also convert into shares of New MIC Common Stock on the earlier of (a) a change of control of New MIC and (b) thirty (30) days after the date that the New MIC Common Stock first becomes listed on Nasdaq or the NYSE; provided that (x) there has been no suspension or removal from listing during such thirty (30)-day period and (y) such date shall, in no case, occur prior to December 31, 2023. The Series 2 Preferred Stock converts at a conversion price of $3.67 per share of New MIC Common Stock, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Series 2 Preferred Stock, as set forth in the Charter.

NOTE 2 — BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 assumes that the Merger was completed on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six-months ended June 30, 2023 and the year ended December 31, 2022 gives pro forma effect to the Merger as if it had occurred on January 1, 2022.

The Merger was accounted for as a reverse recapitalization in accordance with GAAP, with MIC identified as the accounting acquirer. Accordingly, for accounting purposes, the financial statements of New MIC represent a continuation of the financial statements of MIC with the acquisition being treated as the equivalent of MIC issuing stock for the net assets of FWAC. The net assets of MIC are stated at historical cost, with no goodwill or other intangible assets recorded. These unaudited pro forma financial statements do not include the impact of any synergies that may be achieved through the transactions nor any strategies that management may consider in order to continue to efficiently manage its operations.

The pro forma adjustments reflecting the consummation of the Merger are based on certain estimates and assumptions. The unaudited pro forma adjustments may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. MIC believes that assumptions made provide a reasonable basis for presenting all of the significant effects of the Merger contemplated based on information available to MIC at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

NOTE 3 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The Merger accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

(a)

Reflects the reclassification of cash and cash equivalents held in the trust account of FWAC maintained by Continental Stock Transfer & Trust Company (the “Trust Account”) that were available for merger consideration, transaction expenses, and the operating activities in conjunction with the Merger. The adjustment also reflects the redemption of 27,058,698 FWAC Class A Shares in May 2023 in connection with the extension of the Amended and Restated Memorandum and Articles of Association of FWAC (the “Memorandum and Articles of Association”) and 22,017 FWAC Class A Shares in August 2023 in connection with the vote on the Merger.

(b)

Represents the payment of certain transaction costs which are directly related to and incremental to the Merger and are reflected as an adjustment to additional paid-in capital. MIC has not currently identified any costs that are not considered directly related to or incremental to the Merger, but any such costs would be reflected in the unaudited pro forma condensed combined income statements.

(c)	Represents the derecognition of MIC’s deferred offering costs through additional paid-in capital at Closing.

(d)	Represents approximately $0.5 million for the settlement of certain related-party balances.

(e)	Represents a pay-down on $15.0 million of the outstanding balance on the Credit Agreement.

(f)

This adjustment represents the amounts attributed to redemptions by the FWAC public shareholders, including the redemption of 27,058,698 FWAC Class A Shares in May 2023 in connection with the extension of the Memorandum and Articles of Association and 22,017 FWAC Class A Shares in August 2023 in connection with the vote on the Merger.

(g)	Reflects the issuance of New MIC Common Stock before redemptions as well as the conversion of FWAC Class A Shares and FWAC Class B Shares.

(h)	Reflects cancellation of 7,762,375 shares of MIC Common Stock.

(i)	Reflects the reset of noncontrolling interest to the post-Merger ownership.

(j)	Reflects the elimination of FWAC’s historical accumulated deficit balance as of June 30, 2023 such that the remaining accumulated deficit is that of MIC.

(k)

Reflects the fair value of 1.9 million FWAC Class B Shares that convert to MIC Common Stock if the 5-day VWAP share price of MIC Common Stock exceeds $13.00 prior to December 31, 2026 and $16.00 prior to December 31, 2028. For purposes of these unaudited pro forma combined financial statements and footnotes, we have recorded a preliminary estimate of this liability. New MIC will engage a third-party valuation specialist to determine the final fair value to be recorded related to the FWAC Class B Shares.

(l)	Reflects the issuance of 46,000 shares of Series 2 Preferred Stock and balance of paid in kind dividends.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 are as follows:

(aa)	Reflects the elimination of FWAC’s income from investments held in the Trust Account.

(bb)

Reflects the decrease in interest expense as a result of paying down amounts outstanding under Credit Agreement, as described in e above. The adjustment was calculated using actual coupon interest on the Credit Agreement for the six months ended June 30, 2023.

(cc)	Reflects the adjustment for the portion of net income attributable to non-controlling interests, as described in i above.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 are as follows:

(aa)	Reflects the elimination of FWAC’s income from investments held in the Trust Account.

(bb)

Reflects the decrease in interest expense as a result of paying down amounts outstanding under Credit Agreement, as described in e above. The adjustment was calculated using actual coupon interest on the Credit Agreement for the year ended December 31, 2022.

MIC entered into its Credit Agreement in March 2022. During the second quarter of 2022, MIC used proceeds from the Credit Agreement to pay-off $56.1 million of then outstanding principal on mortgage loans. As described above, the unaudited pro forma condensed combined financial statements contemplate that MIC will pay-down some of the outstanding balance on the Credit Agreement. However, since there was no Credit Agreement until March 2022, and therefore no interest, there is an adjustment in 2022 to each scenario to reflect a decrease in interest expense as though MIC used proceeds from the Merger to pay-down $15.0 million of the $56.1 million of debt as of January 1, 2022.

(cc)	Reflects the adjustment for the portion of net income attributable to non-controlling interests, as described in i above.

(dd)

The $4.1 million adjustment reflects the non-cash compensation cost recognized for certain LTIP Units that were granted to MIC’s Chief Executive Officer and Chief Financial Officer on August 23, 2022 pursuant to their respective employment agreements. These LTIP Units will vest in full only upon the occurrence of a liquidity event prior to August 25, 2024; provided, that the executive remains continuously employed by New MIC, the Operating Company or an affiliate thereof through the one year anniversary of the liquidity event. The grant date fair value of the awards was determined to be $4.1 million and is recognized over the 2022 pro forma period which assumes the Merger closes on January 1, 2022.

(ee)

Reflects the recognition of dividends on Series 2 Preferred Stock at a cumulative annual rate of 10% of the $1,000.00 per share liquidation preference, which dividends will be paid in full on the conversion date.